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                                                                  EXHIBIT 23.1


                     [COOPERS & LYBRAND L.L.P. LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-3 of our report, which includes an explanatory paragraph that refers to substantial doubt regarding the Company's ability to continue as a going concern, dated March 27, 1996, on our audits of the consolidated financial statements and the financial statement schedule of American BioMed, Inc. and Subsidiaries as of December 31, 1994 and 1995, and for the years ended December 31, 1993, 1994 and 1995, and for the period from inception, September 4, 1984, to December 31, 1995. We also consent to the reference to our firm under the caption "Experts".


                                                   /s/ COOPERS & LYBRAND L.L.P.

                                                   Coopers & Lybrand L.L.P.


Houston, Texas
August 23, 1996